Exhibit 99.3

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
ACQUIRED PROPERTIES

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Cubic Energy, Inc.

We have audited the accompanying financial statements which comprise the statements of revenues and direct operating expenses of certain oil and gas properties (collectively, the “Acquired Properties”) acquired by Cubic Energy, Inc. on October 2, 2013 from Gastar Exploration Texas, LP (“Gastar”), Navasota Resources LTD., LLP (“Navasota”) and Tauren Exploration, Inc. (“Tauren”), for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Properties for the years ended December 31, 2012 and 2011 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in the notes to the financial statements and are not intended to be a complete presentation of the Acquired Properties. Our opinion on the statements of revenues and direct operating expenses is not affected by this matter.

/s/ Philip Vogel & Co.

Dallas, Texas
December 18, 2013

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors and Shareholders of Cubic Energy, Inc.

We have reviewed the accompanying statements of revenues and direct operating expenses of certain oil and gas properties (the “Acquired Properties”) acquired by Cubic Energy, Inc. on October 2, 2013 from Gastar Exploration Texas, LP (“Gastar”), Navasota Resources LTD., LLP (“Navasota”) and Tauren Exploration, Inc. (“Tauren”), for the nine-month periods ended September 30, 2013 and 2012 (the “interim financial information”).

Management’s Responsibility for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal controls sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with the applicable financial reporting framework.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statements of revenues and direct operating expenses of the Acquired Properties were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in the notes to the financial statements and are not intended to be a complete presentation of the Acquired Properties.

/s/ Philip Vogel & Co.

Dallas, Texas
December 18, 2013

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE ACQUIRED PROPERTIES

	Year Ended December 31, 2012
	Gastar	Navasota	Tauren	Total

REVENUES:
Natural gas	$9,491,139	$3,688,013	$215,620	$13,394,772
NGLs	—	—	73,277	73,277
Oil	1,631,883	741,950	74,950	2,448,783
Total revenues	11,123,022	4,429,963	363,847	15,916,832

DIRECT OPERATING EXPENSES:
Production taxes	88,166	29,072	10,356	127,594
Lease operating costs	2,820,208	1,010,034	501,603	4,331,845
Transportation, marketing and other	1,721,120	1,034,161	35,544	2,790,825
Workover	830,540	92,089	1,245	923,874
Volume shortfall costs	1,991,132	—	—	1,991,132
Total direct operating expenses	7,451,166	2,165,356	548,748	10,165,270

Excess of revenues over direct operating expenses	$3,671,856	$2,264,607	$(184,901)	$5,751,562

See accompanying notes to statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE ACQUIRED PROPERTIES

	Year Ended December 31, 2011
	Gastar	Navasota	Tauren	Total

REVENUES:
Natural gas	$19,318,608	$7,668,381	$411,755	$27,398,744
NGLs	—	—	94,926	94,926
Oil	2,599,751	39,873	61,374	2,700,998
Total revenues	21,918,359	7,708,254	568,055	30,194,668

DIRECT OPERATING EXPENSES:
Production taxes	124,841	(35,356)	9,021	98,506
Lease operating costs	3,386,111	818,139	386,382	4,590,632
Transportation, marketing and other	2,421,443	981,465	61,818	3,464,726
Workover	2,037,378	727,688	21,384	2,786,450
Volume shortfall costs	1,514,981	—	—	1,514,981
Total direct operating expenses	9,484,754	2,491,936	478,605	12,455,295

Excess of revenues over direct operating expenses	$12,433,605	$5,216,318	$89,450	$17,739,373

See accompanying notes to statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE ACQUIRED PROPERTIES

	(Unaudited)
	For the Nine Months Ended September 30, 2013
	Gastar	Navasota	Tauren	Total

REVENUES:
Natural gas	$7,518,597	$2,942,810	$225,108	$10,686,515
NGLs	—	—	93,918	93,918
Oil	985,035	706,477	38,312	1,729,824
Total revenues	8,503,632	3,649,287	357,338	12,510,257

DIRECT OPERATING EXPENSES:
Production taxes	54,127	33,315	1,788	89,230
Lease operating costs	1,708,404	639,073	249,514	2,596,991
Transportation, marketing and other	953,754	728,809	33,156	1,715,719
Workover	202,221	—	1,117	203,338
Volume shortfall costs	1,846,710	—	—	1,846,710
Total direct operating expenses	4,765,216	1,401,197	285,575	6,451,988

Excess of revenues over direct operating expenses	$3,738,416	$2,248,090	$71,763	$6,058,269

See accompanying notes to statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE ACQUIRED PROPERTIES

	(Unaudited)
	For the Nine Months Ended September 30, 2012
	Gastar	Navasota	Tauren	Total

REVENUES:
Natural gas	$6,630,632	$2,558,094	$156,779	$9,345,505
NGLs	—	—	55,613	55,613
Oil	1,328,701	540,125	60,592	1,929,418
Total revenues	7,959,333	3,098,219	272,984	11,330,536

DIRECT OPERATING EXPENSES:
Production taxes	70,305	19,144	8,361	97,810
Lease operating costs	1,801,691	631,857	358,533	2,792,081
Transportation, marketing and other	1,321,920	771,857	25,730	2,119,507
Workover	583,912	92,089	1,245	677,246
Volume shortfall costs	1,457,623	—	—	1,457,623
Total direct operating expenses	5,235,451	1,514,947	393,869	7,144,267

Excess of revenues over direct operating expenses	$2,723,882	$1,583,272	$(120,885)	$4,186,269

See accompanying notes to statements of revenues and direct operating expenses.

ACQUIRED PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

(1) Basis of Presentation

The accompanying financial statements present the revenues and direct operating expenses of the oil and natural gas properties that were acquired pursuant to Purchase and Sale Agreements between the Company and (a) Gastar Exploration Texas, LP (“Gastar”) dated April 19, 2013, (b) Navasota Resources LTD., LLP (“Navasota”) dated September 27, 2013 and (c) Tauren Exploration, Inc. (“Tauren”) dated October 2, 2013, for the years ended December 31, 2012 and 2011 and the (unaudited) nine-months ended September 30, 2013 and 2012. The foregoing properties are referred to herein, collectively, as the “Acquired Properties.” The acquisitions of the Acquired Properties closed on October 2, 2013. The Company paid total cash at closing of approximately $62.5 million.

The accompanying statements of revenues and direct operating expenses of the Acquired Properties do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. The Company’s management believes historical expenses of this nature incurred by Gastar, Navasota and Tauren associated with the properties are not indicative of the costs to be incurred by the Company.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on the Acquired Properties’ share of any given period’s production volumes and revenues received for the period. The direct operating expenses are recognized based on the Acquired Properties’ share of direct costs including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs do not include general corporate overhead.

Historical financial information reflecting financial position, results of operations, and cash flows of the Acquired Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by Gastar, Navasota and Tauren. In addition, the Acquired Properties were part of larger enterprises prior to the acquisition by the Company, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Acquired Properties, nor would such allocated historical costs be relevant to future operations of the Acquired Properties. Accordingly, the historical statements of revenues and direct operating expenses of the Acquired Properties are not indicative of the financial conditions or results of operations going forward. The historical statements of revenues and direct operating expenses of Gastar, Navasota and Tauren’s interest in the Acquired Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for businesses acquired.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2)              Business Combination

Pursuant to the Purchase and Sale Agreements, the Company acquired approximately 29,400 net acres of Texas and Louisiana oil and gas leasehold interests from Gastar, Navasota and Tauren, including production from interests in 74 producing wells located in Texas and Louisiana, for total cash paid at closing of approximately of $62.5 million, prior to customary post-closing adjustments.

(3)              Subsequent Events

In accordance with Accounting Standards Codification 865, the Company has evaluated subsequent events through December 18, 2013, the date the accompanying statements of revenue and direct operating expenses were available to be issued. There were no material subsequent events that required recognition or additional disclosure in the accompanying statement of revenue and direct operating expenses.

(4)              Supplemental Financial Information for Natural Gas and Oil Producing Activities (Unaudited)

Within the Company’s Lease operating costs as part of transportation and marketing expenses, volume shortfall costs were created as part of a transaction monetizing mid-stream assets. Gastar entered into a transportation agreement with its East Texas mid-stream natural gas gathering system purchaser, requiring a certain minimum quarterly volume of natural gas production. This agreement requires Gastar to make payments for the natural gas volume shortfalls for any quarter through the autumn of 2014. Volume shortfalls required Gastar to make quarterly payments, in excess of normal transportation and marketing costs. Due to the significant change this created in monthly lease operating expenses, it has been presented separately.

The following reserve estimates as of June 30, 2012 for the properties acquired from Gastar were prepared by the Company. In preparing these reserve estimates, the Company used data previously prepared by a third party reservoir engineering firm as of December 31, 2012 and 2011, which data was provided to us by Gastar. The Company’s reserve estimates as of June 30, 2012 also utilized subsequent production, extension and discovery information available to it. The Company did not receive SEC reserve reports from Navasota or Tauren, as they are private entities and are not required to obtain such reports. The Company’s reserve estimates were prepared in compliance with the SEC rules and accounting standards based on the 12-month unweighted arithmetic average of the first-day-of-the-month prices as of December 31, 2012 and 2011 with appropriate adjustments by property for location, quality, gathering and marketing adjustments.

(a) Reserve Quantity Information

Proved reserves are estimated quantities of natural gas, crude oil and NGLs which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Below are the net quantities of total proved reserves and proved developed reserves of the Acquired Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

The properties acquired from Navasota generally consist of additional percentage interests in the same oil and gas properties acquired from Gastar. Therefore, we estimated the proved reserves attributable to the properties acquired from Navasota as of December 31, 2012 based on the data previously prepared by a third party reservoir engineering firm as of December 31, 2012 and 2011, which data was provided to us by Gastar, but giving effect to the increased percentage interests. In order to provide reserve estimates as of June 30, 2013, the end of our latest fiscal year, we subtracted actual production from these properties for the period from January 1, 2013 through June 30, 2013 from that combined estimate as of December 31, 2012.

The properties acquired from Tauren generally consist of additional percentage interests in the same oil and gas properties previously held by us. Therefore, we estimated the proved reserves attributable to the properties acquired from Tauren as of June 30, 2013 based on the reserve report previously obtained by us covering those properties, but giving effect to the increased percentage interests.

	Natural Gas	Condensate and Oil	NGLs	Mcf (1)
	(Mcf) (1)	(Bbls) (2)	(Bbls) (2)	Equivalents
Change in Proved Reserves
Proved developed and undeveloped reserves:
Gastar (3)	27,355,663	15,576	—	27,449,119
Navasota (3)	12,499,674	15,021	—	12,589,800
Tauren	29,586,488	411,960	1,703,101	42,276,854
Proved reserves as of December 31, 2012	69,441,825	442,557	1,703,101	82,315,773
Gastar	—	—	—	—
Navasota	—	—	—	—
Tauren	—	—	—	—
Revisions of previous estimates	—	—	—	—
Purchases of reserves in place	—	—	—	—
Extensions and discoveries	—	—	—	—
Gastar	(1,809,528)	(6,897)	—	(1,850,910)
Navasota	(662,773)	(4,382)	—	(689,065)
Tauren	(47,729)	(289)	(2,139)	(62,296)
Production	(2,520,030)	(11,568)	(2,139)	(2,602,271)
Disposals of reserves in place	—	—	—	—

Proved reserves as of June 30, 2013	66,921,795	430,989	1,700,962	79,713,502

	Natural Gas	Condensate and Oil	NGLs	Mcf (1)
	(Mcf) (1)	(Bbls) (2)	(Bbls) (2)	Equivalents
Proved Developed and Undeveloped Reserves
as of June 30, 2013
Gastar (3)	19,299,596	8,679	—	19,351,670
Navasota (3)	9,279,256	10,639	—	9,343,090
Tauren	331,753	2,373	12,234	419,397
Proved Producing	28,910,605	21,691	12,234	29,114,157
Gastar	6,246,539	—	—	6,246,539
Navasota	2,557,645	—	—	2,557,645
Tauren	—	—	—	—
Proved Non-Producing	8,804,184	—	—	8,804,184
Proved Developed Reserves	37,714,789	21,691	12,234	37,918,341
Gastar	—	—	—	—
Navasota	—	—	—	—
Tauren	29,207,006	409,298	1,688,728	41,795,161
Proved Undeveloped	29,207,006	409,298	1,688,728	41,795,161

Total Proved Reserves	66,921,795	430,989	1,700,962	79,713,502

(1)                                 Thousand cubic feet or thousand cubic feet equivalent, as applicable

(2)                                 Barrels

(3)                                 The Company’s reserve estimates as of June 30, 2013 also utilized subsequent production, extension and discovery information available to it.

(b) Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (“Standardized Measure”) is a disclosure requirement under Accounting Standards Codification 932-235. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the proved oil and natural gas reserves of the Acquired Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on the 12-month unweighted first-day-of-the-month average prices as of December 31, 2012 and 2011 for natural gas, NGLs and condensate and oil, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or federal or state income taxes.

The Standardized Measure relating to proved natural gas, NGLs and condensate and oil reserves are presented below:

	Total	Gastar	Navasota	Tauren
Balances as June 30, 2013
Future cash flows	308,004,032	48,195,800	22,942,162	236,866,070
Future production costs	(53,392,834)	(21,278,900)	(8,423,957)	(23,689,977)
Future development costs	(126,019,462)	(7,662,000)	(2,347,900)	(116,009,562)
Future severance tax expense	(17,707,336)	(3,295,100)	(1,547,589)	(12,864,647)
Future income taxes	—	—	—	—

Future net cash flows	110,884,400	15,959,800	10,622,716	84,301,884

Ten percent annual discount for estimated timing of net cash flows	(57,004,435)	(5,574,000)	(2,223,816)	(49,206,619)

Standardized measure of discounted future net cash flows	53,879,965	10,385,800	8,398,900	35,095,265

For the year ended December 31, 2012 and 2011 future cash inflows were computed using the 12-month unweighted arithmetic average of the first-day-of-the-month prices for natural gas, NGLs and condensate and oil, adjusted by lease in accordance with sales contracts and for energy content, quality, transportation, compression and gathering fees and regional price differentials. For the period indicated, the following natural gas, NGLs and condensate and oil prices were used in the calculations:

	For the Year Ended June 30, 2013	For the Year Ended June 30, 2012

Natural gas, per Mcf
Henry Hub	$3.62	$3.25
Oil, per barrel
WTI spot	$85.13	$96.59
NGLs, per barrel	$54.99	$47.46

These prices are held constant in accordance with SEC guidelines for the life of the wells included in the Company’s estimates but are adjusted by lease in accordance with sales contracts and for energy content, quality, transportation, compression and gathering fees and regional price differentials.

Changes in Standardized Measure of Discounted Future Net Cash Flows

The principal sources of changes in the standardized measure of future net cash flows are as follows:

Changes in estimated standardized measure

	Total	Gastar	Navasota	Tauren
Balances as of December 31, 2012
Sale of oil and gas produced	(4,168,030)	(2,594,758)	(1,483,384)	(89,888)
Net changes in prices and production costs	—	—	—	—
Extensions and discoveries	—	—	—	—
Revision of previous quantity estimates	—	—	—	—
Accretion of discount	386,209	240,010	137,210	8,989
Net change in income taxes	—	—	—	—
Purchases of reserves in place	—	—	—	—
Disposition of reserves in place	—	—	—	—
Development costs incurred that reduced future development costs	—	—	—	—
Changes in future development costs	—	—	—	—
Changes in timing and other changes	(80,267)	(45,352)	(25,926)	(8,989)

Change in standardized measure	(3,862,088)	(2,400,100)	(1,372,100)	(89,888)

Balances at beginning of year	57,742,053	12,785,900	9,771,000	35,185,153

Balances as of June 30, 2013	53,879,965	10,385,800	8,398,900	35,095,265

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.